SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2022

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On December 20, 2022, of SolarWindow Technologies, Inc. (the “Company”) received a copy of the December 16, 2022 Order Made After Application in the Supreme Court of British Columbia whereby the Honourable Mr. Justice Elwood ordered the following:

1.	Within five (5) business days of the order Light Quantum Energy Holdings (“LQE”) and Worldwide Stock Transfer, LLC shall take the steps necessary to effect a transfer of the following shares in the Company from LQE to Kalen Capital Corporation (“Kalen”):

(a)	32,984,331 shares of common stock;
(b)	16,780,167 cash only warrants to purchase up to 16,780,167 shares of common stock; and
(c)	1,781,750 cashless warrants to purchase up to 1,781,750 shares of common stock

2.	The application to dismiss the Counterclaim of LQE, John Rhee and Seongae is adjourned generally;
3.	Kalen shall have costs of this application in the cause

The shares of common stock listed under item 1(a) above represent approximately 62% of the Company’s issued and outstanding Shares; and, together with the shares of the Company’s Common Stock issuable upon the exercise of the Warrants listed under 1(b) and 1(c) above, Kalen’s beneficial ownership is approximately 72%

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       Departure of Directors or Certain Officers.

By email dated December 18, 2022, Mr. John Rhee tendered his resignation to his appointment to the Board of Directors (the “Board”) of the Company effective immediately. Mr. Rhee was appointed to the Board of Directors on July 1, 2020.

Mr. Rhee noted that the reason for his resignation was that “there has not been any real communication or honoring any of my positions regarding in issues of management of this company in the past months.  My good intentions were used for your wrong purposes so I hereby resign.”

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Rhee with a copy of the disclosures that it is making in response to this Item 5.02 no later than the date of filing this Form 8-K with the SEC and will provide Mr. Rhee with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

Number	Description
17.1	Resignation Letter dated December 18, 2022 from Mr. John Rhee.
99.1	Order Made After Application dated December 16, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 22, 2022.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin M. Frere
Title:	Interim Chief Financial Officer